Contingent Income Auto-Callable Securities

UBS AG

September 14, 2012

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement
Contingent Income Auto-Callable Securities

Linked to an Index

UBS AG from time to time may offer and sell Contingent Income Auto-Callable Securities, which we refer to as the “Securities”, linked to an underlying index (the “underlying index”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and sponsor of the underlying index, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:
UBS AG
Booking Branch:
The booking branch of UBS AG will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
Contingent Payment:
We will pay you a contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the conditions described below:

➢

If the index closing value is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date.

➢ If the index closing value is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.
Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the index closing value is less than the downside threshold level.

The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable pricing supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement.
Downside Threshold Level:
A specified level of the underlying index that is below the initial index value as set forth in the applicable pricing supplement, which, which, when compared to (1) the index closing value on the applicable determination date, determines whether the contingent payment is paid on the applicable contingent payment date and (2) the final index value, determines whether the contingent repayment of principal will apply at maturity.
Early Redemption Feature:
The Securities will be redeemed early (an “early redemption”) by UBS if the index closing value on any redemption determination date is equal to or greater than the initial index value. If the Securities are redeemed on any redemption determination date, UBS will pay on the applicable early redemption date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date (the “early redemption amount”) pursuant to the contingent payment feature. Following an early redemption, no further amounts will be owed to you under the Securities.
Redemption Determination Dates:
One or more dates that will be specified in the applicable pricing supplement. Redemption determination dates are subject to postponement in the event of certain market disruption events.
Early Redemption Dates:
Each early redemption date will be three to five business days following the applicable redemption determination date. Early redemption dates are subject to postponement in the event of certain market disruption events.
Payment at Maturity:
If the Securities are not redeemed on any redemption determination date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the downside threshold level is breached on the final determination date, as described below

➢

If the final index value is equal to or greater than the downside threshold level (and thereby equal to or greater than the downside threshold level), UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.

(continued on following page)

➢

If the final index value is less than the downside threshold level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the negative index performance factor, for an amount equal to: $10.00 + ($10.00 × index performance factor).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Index Performance Factor:
Final Index Value — Initial Index Value Initial Index Value
Initial Index Value:
The index closing value on the pricing date as determined by the calculation agent.
Final Index Value:
The index closing value on the final determination date as determined by the calculation agent.
Determination Dates:
One or more dates that will be specified in the applicable pricing supplement. Determination dates are subject to postponement in the event of certain market disruption events. Unless otherwise specified in the applicable pricing supplement, the final determination date will be the “final determination date” (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).
Contingent Payment Dates:
Each contingent payment date will generally be three to five business days following the applicable determination date. The last possible contingent payment date will be the maturity date.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on PS-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated September 14, 2012

ADDITIONAL INFORMATION ABOUT THE CONTINGENT INCOME AUTO-CALLABLE SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants,” relating to our Medium Term Notes, Series A, of which the Securities are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

➢	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-14
Risk Factors	PS-15
General Terms of the Securities	PS-25
Use of Proceeds and Hedging	PS-33
Supplemental U.S. Tax Considerations	PS-34
ERISA Considerations	PS-41
Supplemental Plan of Distribution (Conflicts of Interest)	PS-42
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Dow Jones-UBS Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index (CMCI)	IS-24
Rogers International Commodity Index® Excess ReturnSM	IS-29
Non-U.S. Indices	IS-35
NYSE Arca Hong Kong 30 IndexSM	IS-35
EURO STOXX 50® Index	IS-38
FTSETM 100 Index	IS-40
FTSE China 25 IndexTM	IS-43
Hang Seng China Enterprises Index	IS-47
KOSPI 200 Index	IS-50
MSCI® Indices	IS-54
MSCI-EAFE® Index	IS-54
MSCI® Emerging Markets IndexSM	IS-54
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66
Structured Product Characterization	IS-68

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the pricing date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Contingent Income Auto-Callable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012, of UBS. References to the “index supplement” mean the UBS index supplement dated January 24, 2012. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What are the Contingent Income Auto-Callable Securities?

The Contingent Income Auto-Callable Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of an underlying index (the “underlying index”). The underlying index will be specified in the applicable pricing supplement to this product supplement.

We may pay you the contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the following conditions: (i) if the index closing value is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date, and (ii) if the index closing value is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date. The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable pricing supplement and calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement. The “downside threshold level” is a specified level of the underlying index that is below the initial index value as set forth in the applicable pricing supplement.

Unlike ordinary debt securities, UBS will not necessarily pay periodic payments or repay the principal amount of the Securities at maturity. You must be willing to risk losing up to 100% of your principal amount invested if (i) the Securities are not redeemed on any redemption determination date and (ii) the index closing value is below the downside threshold level on the final determination date. Unless otherwise specified in the applicable pricing supplement, the “final determination date” will be the final determination date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein)). You must be willing to accept that if the index closing value is less than the downside threshold level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date, and if the final index value is less than the downside threshold level, you may lose some or all of your principal amount at maturity.

If the index closing value is equal to or greater than the initial index value on any redemption determination date, the Securities will be redeemed early (an “early redemption”). If UBS redeems the Securities on any redemption determination date (other than the final determination date), the contingent payment date will be the early redemption date, which will generally be between three to five business days following that redemption determination date. If we redeem the Securities on any redemption determination date, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date pursuant to the contingent payment feature.

If the Securities are not redeemed on any redemption determination date, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the final index value is less than the downside threshold level, and, if so, the loss on your Securities will depend on the negative return of the underlying index from the pricing date to the final determination date, referred to as the “index performance factor”. If the Securities are not redeemed on any redemption determination date and the final index value is equal to or greater than the downside threshold level (and thereby equal to or greater than the downside threshold level), UBS will pay a cash payment per Security at maturity equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature. If (i) the Securities are not redeemed on any redemption determination date and (ii) the final index value is less than the downside threshold level, UBS will pay a cash payment of less than your principal amount, if anything, resulting in a loss on your investment proportionate to the negative index performance factor. The downside threshold level is a specified level of the underlying index that is below the initial index value as set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the downside threshold level will be set equal to the downside threshold level.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “index performance factor” is the difference between the final index value and initial index value and is expressed as a percentage of the initial index value. The index performance factor may be negative and is calculated as follows:

Index Performance Factor =
 Final Index Value — Initial Index Value

Initial Index Value

The “initial index value” is the index closing value on the pricing date, and the “final index value” is the index closing value determined on the final determination date, in each case as determined by the calculation agent.

The initial index value may be referred to in the applicable pricing supplement as the “initial index level” and the final index value may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

The pricing date and the final determination date will be specified in the applicable pricing supplement.

The applicable pricing supplement will specify the pricing date, the redemption determination dates, the determination dates, the contingent payment rate, the contingent payments, the downside threshold level, the contingent payment dates, the final determination date and the maturity date, as well as the other relevant terms of each offering of the Securities, including the underlying index and the initial index value.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the sponsor of the underlying index, and investing in the Securities is not equivalent to a hypothetical investment directly in the underlying index or investing directly in the index constituents.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described in the accompanying prospectus, the terms described here are controlling.

Specific terms of each Security will be described in the applicable pricing supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Exposure to Contingent Payments — UBS will pay a contingent payment for each determination date on which the index closing value is equal to or greater than the downside threshold level. Investors will not receive the contingent payment applicable to any determination date if the index closing value is less than the downside threshold level on such determination date.
➢	Early Redemption — UBS will redeem the Securities early if the index closing value of underlying index is equal to or greater than the initial index value on any redemption determination date. If the Securities are redeemed, UBS will pay a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date pursuant to the contingent payment feature. Following an early redemption, no further amounts will be owed to you under the Securities.
➢	Contingent repayment of principal amount at maturity — If the Securities are not redeemed on any redemption determination date, we will repay the principal amount of your Securities if the final index value is equal to or greater than the downside threshold level and you hold the Securities to maturity. If (i) the Securities are not redeemed on any redemption determination date and (ii) the final index value is less than the downside threshold level, we will pay you at maturity an amount in cash that is less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero, and UBS will pay a cash amount per Security equal to $10.00 + ($10.00 × index performance factor). This will result in a loss of some or all of your initial investment in the Securities. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS–15 and in the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not necessarily make periodic payments or repay the full principal amount of the Securities at maturity. If the Securities are not redeemed, UBS will repay you the principal amount of your Securities in cash only if the final index value is greater than or equal to the downside threshold level and will only make such payment at maturity. If the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying index from the pricing date to the final determination date.
➢	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is above the downside threshold level.
➢	You may not receive any contingent payments — UBS will not necessarily make periodic payments on the Securities. If the index closing value on any determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the index closing value is less than the downside threshold level on each of the determination dates, you will not receive any contingent payments during the term of, and will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.
➢	Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying index — The return potential of the Securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying index. In addition, the total return on the Securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Further, if the Securities are redeemed due to the early redemption feature, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable early redemption date. Since the Securities could be redeemed as early as the first redemption determination date, the total return on the Securities could be minimal. If the Securities are not redeemed, you may be subject to the underlying index's risk of decline even though you cannot participate in any appreciation in the level of the underlying index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying index.
➢	Higher contingent payment rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the index closing value of such underlying index could be below the downside threshold level on the specified determination dates and the downside threshold level on the final determination date of the Securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that Security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant loss of principal.

➢	Reinvestment Risk — The Securities will be redeemed early if the index closing value is equal to or greater than the initial index value on any redemption determination date. Conversely, the Securities will not be subject to an early redemption when the level of the underlying index has declined below the initial index value on any redemption determination date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
➢	Credit risk of UBS — The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The return on the Securities, which may be positive or negative, is linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. The level of the underlying index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the index closing value will be above the downside threshold level on any determination date, or, if not redeemed, that the final index value will not fall below the downside threshold level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
➢	Owning the Securities is not the same as owning the index constituents — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the index constituents comprising the underlying index. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the index constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of any payment owed on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have. Furthermore, the underlying index and its index constituents may appreciate substantially during the term of the Securities and you will not participate in such appreciation.
➢	There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying index or the index constituents, may adversely affect the level(s) of the underlying index and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or trading activities related to the underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the payment at maturity of the Securities based on observed levels of the underlying index. The calculation agent can postpone the determination of the final index value or the maturity date if a market disruption event occurs and is continuing on the final determination date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index or its index constituents.
➢	You believe the index closing value will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

➢	You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the contingent payments specified in the applicable pricing supplement.
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
➢	You would be willing to invest in the Securities if the contingent payment rate was set equal to the bottom of the range for the anticipated contingent payment rate for such offering of the Securities (the actual contingent payment rate will be determined on the pricing date for each offering of the Securities and will be specified in the applicable pricing supplement).
➢	You are willing to forgo dividends paid on any index constituent stocks.
➢	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same downside market risk as the underlying index or its index constituents.
➢	You believe that the level of the underlying index will decline during the term of the Securities and is likely to close below the downside threshold level on the specified determination dates and below the downside threshold level on the final determination date.
➢	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the underlying index.
➢	You prefer to receive the dividends paid on any index constituent stocks.
➢	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-34 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, early redemption, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent payment) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

In addition, any contingent payment that is paid by UBS including on the maturity date or upon early redemption should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-36. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other index-linked securities that do not guarantee full repayment of principal. In addition, while we do not intend to withhold on any contingent interest payments made to you if you provide us with a fully completed and validly executed IRS Form W-8BEN or W-8ECI, it is possible that another withholding agent may withhold on such payment (generally at a 30% rate, subject to reduction under an applicable income tax treaty.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent payments. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-34 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities even if there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Non-U.S. Holders.  The U.S. federal income tax treatment of the contingent payments is unclear. We currently do not intend to withhold any tax on any contingent payment made to a Non-U.S. holder that provides us with a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty).

Section 871(m) of the Internal Revenue Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Sections 1471 through 1474 of the Internal Revenue Code (which are commonly referred to as “FATCA”) generally impose a 30% withholding tax on certain payments, including “pass-thru” payments to certain persons if the payments are attributable to assets that give rise to U.S.-source income or gain. Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Non-U.S. holders also are subject to the general rules regarding information reporting and backup withholding described under the heading “Supplemental U.S. Tax Considerations-Non — United States Holders” on page PS-38.

What are the Steps to Calculate Payment upon a Contingent Payment Date, Early Redemption or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon a contingent payment date, early redemption or at maturity on the Securities:

Scenario 1: Calculate the Contingent Payment on a Contingent Payment Date

We may pay you the contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the following conditions: (i) if the index closing value is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date, and (ii) if the index closing value is less than the downside threshold level on the applicable determination date, UBS will not pay the contingent payment applicable to such determination date. The contingent payments, if any, UBS may pay pursuant to the foregoing will be based upon the contingent payment rate specified in the applicable pricing supplement.

Contingent payments on the Securities are not guaranteed any. UBS will not pay you the contingent payment for any determination date on which the index closing value is less than the downside threshold level.

Scenario 2: Calculate the Cash Payment upon an Early Redemption

The payment upon an early redemption will be calculated as follows:

UBS will redeem the Securities early when the index closing value is equal to or greater than the initial index value on any determination date, including the final determination date. In such case, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date pursuant to the contingent payment feature. After the occurrence of an early redemption, no further payments will be owed to you under the Securities.

Scenario 3: Calculate the Cash Payment at Maturity

Assuming that the Securities are not redeemed on any prior redemption determination date or the final determination date, the following steps shall apply:

If the Securities are not redeemed on any redemption determination date and the final index value is equal to or greater than the downside threshold level (and thereby equal to or greater than the downside threshold level) on the final determination date, UBS will pay you a cash payment per Security at maturity equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.

If the Securities are not redeemed on any redemption determination date and the final index value is less than the downside threshold level, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative index performance factor.

The index performance factor is the difference between the final index value and initial index value and is expressed as a percentage of the initial index value. In such case, the index performance factor will be negative and is calculated as follows:

Index Performance Factor =
 Final Index Value — Initial Index Value

Initial Index Value

The “initial index value” is the index closing value on the pricing date as set forth in the applicable pricing supplement.

The “final index value” is the index closing value on the final determination date, subject to adjustment upon the occurrence of a market disruption event.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the index closing value relative to its initial index value. We cannot predict the final index value or the index closing value on any redemption determination date or determination date. You should not take these examples as an indication or assurance of the expected performance of the underlying index (the actual terms of your Securities will be specified in the applicable pricing supplement).

The examples below illustrate the payment upon an early redemption or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions:

Principal Amount:	$10.00
Term:	12 months
Initial Index Value:	100
Contingent Payment Rate:	18.00% per annum (or 4.50% per quarter)
Contingent Payment:	$0.45 per quarter
Determination Dates:	Quarterly
Redemption Determination Dates:	Quarterly
Downside Threshold Level:	70 (which is 70% of the Initial Index Value)

Example 1 — Securities are redeemed on the first redemption determination date

Date	Index Closing Value	Payment (per Security)
First Redemption Determination Date and Determination Date	101 (at or above Initial Index Value and the Downside Threshold Level)	$10.45 (Early Redemption Payment)
	Total Payment	$10.45 (4.50% return)

Since the Securities are redeemed on the first redemption determination date, UBS will pay on the contingent payment date a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment), a 4.50% return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are redeemed on the third redemption determination date

Date	Index Closing Value	Payment (per Security)
First Redemption Determination Date and Determination Date	74 (at or above Downside Threshold Level; below Initial Index Value)	$ 0.45 (Contingent Payment)
Second Redemption Determination Date and Determination Date	66 (below Downside Threshold Level)	$ 0.00
Third Redemption Determination Date and Determination Date	104 (at or above Initial Index Value and Downside Threshold Level)	$10.45 (Early Redemption Payment)
	Total Payment	$10.90 (9.00% return)

Since the Securities are redeemed on the third redemption determination date, UBS will pay on the contingent payment date a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payments of $0.45 received in respect of the prior determination dates, you will have received a total of $10.90, a 9.00% return on the Securities. You will not receive any further payments on the Securities.

Example 3 — Securities are NOT redeemed and the final index value is at or above the downside threshold level on the final determination date

Date	Index Closing Value	Payment (per Security)
First Redemption Determination Date and Determination Date	92 (at or above Downside Threshold Level; below Initial Index Value)	$ 0.45 (Contingent Payment)
Second Redemption Determination Date and Determination Date	66 (below Downside Threshold Level)	$ 0.00
Third Redemption Determination Date and Determination Date	72 (at or above Downside Threshold Level; below Initial Index Value)	$ 0.45 (Contingent Payment)
Final Determination Date	90 (at or above Downside Threshold Level and Downside Threshold Level; below Initial Index Value)	$10.45 (Payment at Maturity)
	Total Payment	$11.35 (13.50% return)

At maturity, UBS will pay a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payments of $0.90 received in respect of the prior determination dates, UBS will have paid a total of $11.35, a 13.50% return on the Securities.

Example 4 — Securities are NOT redeemed and the final index value is below the downside threshold level on the final determination date

Date	Index Closing Value	Payment (per Security)
First Redemption Determination Date and Determination Date	80 (at or above Downside Threshold Level; below Initial Index Value)	$ 0.45 (Contingent Payment)
Second Redemption Determination Date and Determination Date	74 (at or above Downside Threshold Level; below Initial Index Value)	$ 0.45 (Contingent Payment)
Third Redemption Determination Date and Determination Date	54 (below Downside Threshold Level)	$ 0.00
Final Determination Date	40 (below Downside Threshold Level and Downside Threshold Level)	$10.00 × [1 + Underlying Return] = $10.00 × [1 – 60%] = $ 4.00 (Early Redemption Payment)
	Total Payment	$ 4.90 (-51.00% return)

Since the Securities are not redeemed and the final index value is less than the downside threshold level, at maturity UBS will pay $4.00 per Security. When added to the contingent payments of $0.90 received in respect of the prior determination dates, UBS will have paid $4.90, a 51.00% loss to you on the Securities.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon an early redemption or at maturity and the cash payment that could be delivered for each of your Securities on any contingent payment date or on the maturity date, based on a range of hypothetical initial index values and index closing values of the underlying index and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical index closing values of the underlying index on the redemption determination dates and determination dates (including the final determination date) could have on your payment on any contingent payment date or at maturity, as the case may be, as calculated in the manner described in the applicable pricing supplement. Such hypothetical tables, charts or calculations will be based on index closing values for the underlying index that may not be achieved on the redemption determination dates and determination dates (including the final determination date) and on assumptions regarding terms of the Securities that will not be set until the pricing date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on any contingent payment date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical illustrations do not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you hypothetically able to invest directly in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the index constituents:

➢	the return on such a hypothetical direct investment in the underlying index would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on whether the index closing value is equal to or greater than the initial index value on any redemption determination date or downside threshold level on any determination date or is less than the downside threshold level on the final determination date;
➢	in the case of a hypothetical direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments or other rights, which you will not receive as an investor in the Securities;
➢	a direct investment in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the index closing values of the underlying index or, therefore, whether (i) the Securities will entitle an investor to the contingent payment on any contingent payment date or the Securities will be redeemed prior to maturity, or (ii) if the Securities are not redeemed on any redemption determination date, the final index value will be below the downside threshold level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any contingent payment date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index. Investing in the Securities is not equivalent to investing directly in the index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Securities at maturity is not guaranteed. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities at maturity. If (i) the Securities are not redeemed on any redemption determination date and (ii) the final index value is less than the downside threshold level, we will pay you an amount in cash that is less than your principal amount, if anything, and you will have a loss of your initial investment that is proportionate to the negative index performance factor. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the index performance factor is less than zero. Therefore, you may lose some or all of your initial investment in the Securities.

The contingent repayment of principal applies only at maturity

If your Securities are not redeemed early, you should be willing to hold your Securities until maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the level of the underlying index is above the downside threshold level.

You may not receive any contingent payments with respect to your Securities

UBS will not necessarily make periodic payments on the Securities. If the index closing value on an determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the index closing value is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.

Your potential return on the Securities is limited.

The return potential of the Securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying index. In addition, the total return on the Securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Further, if the Securities are redeemed due to the early redemption feature, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date. Since the Securities could be redeemed as early as the first redemption determination date, the total return on the Securities could be minimal. If the Securities are not redeemed, you may be subject to the underlying index's risk of decline even though you cannot participate in any appreciation in the level of the underlying index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying index.

Higher contingent payment rates are generally associated with a greater risk of loss

Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the index closing value of such underlying index could be below the downside threshold

Risk Factors

level on the specified determination dates and the downside threshold level on the final determination date of the Securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that Security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant loss of principal.

The Securities may be redeemed early and are subject to reinvestment risk

If your Securities are redeemed early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable contingent payment date. In the event that the Securities are redeemed prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an early redemption of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be redeemed as early as the first redemption determination date, you should be prepared in the event the Securities are redeemed early.

You will not receive dividend payments on any index constituents or have shareholder rights in any index constituents.

You will not receive any dividend payments or other distributions on any index constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities may not reflect the return you would realize if you actually owned the index constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on any index constituents during the term of your Securities. Whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you hypothetically able to invest directly in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the index constituents:

➢	the return on such a hypothetical direct investment in the underlying index would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on whether the index closing value is equal to or greater than the initial index value or downside threshold level on any determination date or is less than the downside threshold level on the final determination date;
➢	in the case of a hypothetical direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments or other rights, which you will not receive as an investor in the Securities;
➢	a direct investment in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Risk Factors

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the index closing value will be above the downside threshold level on any determination date, or, if not redeemed, that the final index value will not fall below the downside threshold level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an early redemption, contingent payments or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

The determination as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the level of the underlying index.

Changes in the level of the underlying index during the periods between each determination date may not be reflected in the determinations as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether (i) the contingent payment is payable to you on any contingent payment date or (ii) the Securities are subject to an early redemption, by observing only the index closing value on the applicable redemption determination date. The calculation agent will calculate the payment at maturity by comparing only the index closing value on the final determination date relative to the index closing value on the pricing date. No other levels or values will be taken into account. As a result, you may lose some or all of your principal amount even if the level of the underlying index has risen at certain times during the term of the Securities before falling to a index closing value below the downside threshold level on the final determination date.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until redeemed by us.

Risk Factors

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final determination date. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the underlying index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index (i.e., the frequency and magnitude of changes in the level of the underlying index over the term of the Securities);
➢	the composition of the underlying index and changes to their respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the Securities);
➢	interest rates in the U.S. market and each market related to the underlying index;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index and equity and commodity markets generally; and
➢	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate any payments owed on the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at

Risk Factors

maturity or on earlier determination dates. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on an earlier contingent payment date or contingent payment dates will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-28 and “General Terms of the Securities — Role of Calculation Agent” on page PS-32. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or any payment on the Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor and the underlying index to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates will undertake an independent review or due diligence of any publicly available information about the relevant index sponsor or the underlying index contained in the index supplement or any applicable pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index for your Securities.

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final index value is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final index value — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the index closing value will rise or fall. The index closing value will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the index constituents.

An investment in the Securities may be subject to risks associated with non-U.S. securities or futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and

Risk Factors

futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index performance factor of the underlying index and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-25.

The Securities may be subject to currency exchange risk.

Because the price of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any suchindex. An investor’s net exposure will depend on the extent to which the currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments;
➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States of America; and

Risk Factors

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the index closing value of any underlying index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in the underlying index and the markets for those index commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange traded funds or other derivative products on such index constituents or the underlying index may adversely affect the probability of the Securities being redeemed or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-33, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying index, or exchange traded funds or over-the-counter derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange traded or over-the-counter derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index and, therefore, the probability of the Securities being redeemed or the contingent payments becoming payable, the amount payable at maturity and the market value and/or payment at maturity of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index and, therefore, the probability of the Securities being redeemed or the contingent payments becoming payable, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the index closing value, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as counterparty (including with respect to derivatives) or providing advisory services to those companies.

Risk Factors

These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituent stocks and the level of the underlying index and, therefore, the probability of the Securities being redeemed, the probability of any contingent payment becoming payable on the applicable contingent payment date, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the index closing value is equal to or greater than the initial index value on any redemption determination date or less than the downside threshold level on any determination date (including the final determination date), whether the final index value is less than the downside threshold level on the final determination date, and, accordingly, the payment on the applicable contingent payment date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-32. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index has occurred or is continuing on a day when the calculation agent will determine the index closing value. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent may postpone any redemption determination date, determination date, including the final determination date (and thus the applicable contingent payment date or the maturity date, respectively), upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any redemption determination date, determination date (including the final determination date), the affected redemption determination date, determination date or the final determination date, as applicable, will be postponed and thus the determination of the index closing value with respect to such redemption determination date, determination date or the final index value, as applicable, will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead make the relevant determination based on the index closing value on the first trading day on which no market disruption event is occurring or is continuing with respect to that offering of the Securities. In no event, however, will the relevant redemption determination date, determination date or the final determination date be postponed by more than eight

Risk Factors

(8) trading days. As a result, the relevant contingent payment date or the maturity date for the Securities could also be postponed, although not by more than eight (8) trading days.

If the relevant redemption determination date, determination date or the final determination date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant redemption determination date, determination date or the final determination date, as applicable. If the index closing value is not available on the last possible day that qualifies as the relevant redemption determination date, determination date or the final determination date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the index closing value that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities  — Market Disruption Event” on page PS-28.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-7, “Supplemental U.S. Tax Considerations” on page PS-34, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-34, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such Securities even if there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Contingent Payment

We may pay you the contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the following conditions: (i) if the index closing value is at or above the downside threshold level on the applicable determination date, you will receive for each Security you hold the contingent payment applicable to such determination date, and (ii) if the index closing value is below the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date. The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable pricing supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement. The “downside threshold level” is a specified level of the underlying index that is below the initial index value as set forth in the applicable pricing supplement.

Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the index closing value is less than the downside threshold level.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Early Redemption

UBS will redeem the Securities early if the index closing value is equal to or greater than the initial index value on any redemption determination date. If we redeem the Securities early, UBS will pay you on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date pursuant to the contingent payment feature. Following an early redemption, no further amounts will be owed to you under the Securities.

Payment at Maturity

If the Securities are not redeemed on any redemption determination date, at maturity UBS will pay you a cash payment for each Security that you hold, calculated as follows.

➢	If the final index value is equal to or greater than the downside threshold level (and thereby equal to or greater than the downside threshold level) on the final determination date, UBS will pay you a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.

General Terms of the Securities

➢	If the final index value is less than the downside threshold level on the final determination date, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative index performance factor, for an amount equal to: $10.00 + ($10.00 × index performance factor).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the Securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “index performance factor” is the difference between the final index value and initial index value and is expressed as a percentage of the initial index value. The index performance factor may be negative and is calculated as follows:

Final Index Value — Initial Index Value

Initial Index Value

The “initial index value” is the index closing value on the pricing date, and the “final index value” is the index closing value determined on the final determination date, in each case as determined by the calculation agent. The initial index value may be referred to in the applicable pricing supplement as the “initial index level” and the final index value may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

The “downside threshold level” is a specified level of the underlying index that is below the initial index value as set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the downside threshold level will be set equal to the downside threshold level.

The pricing date and the final determination date will be specified in the applicable pricing supplement.

The applicable pricing supplement will specify the pricing date, the redemption determination dates, the determination dates, the contingent payment rate, the contingent payment, the downside threshold level, the downside threshold level, the contingent payment dates, the final determination date and the maturity date, as well as the other relevant terms of each offering of the Securities, including the underlying index and the initial index value.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire principal amount.

General Terms of the Securities

Early Redemption Dates

If the Securities are redeemed on any redemption determination date, the early redemption date will be will generally be between three and five business days following such redemption determination date. As described under “— Redemption Determination Dates'' below, the calculation agent may postpone an redemption determination date — and therefore an early redemption date — if a market disruption event occurs or is continuing on a day that would otherwise be a redemption determination date. We describe market disruption events under “— Market Disruption Event'' below. Any early redemption amount payable on an early redemption date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled contingent payment date.

Contingent Payment Dates

Each contingent payment date will be will generally be between three and five business days following the related determination date. As described under “— Determination Dates'' below, the calculation agent may postpone an determination date — and therefore a contingent payment date — if a market disruption event occurs or is continuing on a day that would otherwise be a contingent payment date. We describe market disruption events under “—Market Disruption Event'' below. Any contingent payment payable on a contingent payment payable on a contingent payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled contingent payment date.

Determination Dates

The determination dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an determination date for the Securities be postponed by more than eight (8) trading days. The postponement of one or more determination dates shall have no effect on any subsequent determination dates.

If any determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, such determination date will be the next following trading day.

Redemption Determination Dates

The redemption determination dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected redemption determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an redemption determination date for the Securities be postponed by more than eight (8) trading days. The postponement of one or more redemption determination dates shall have no effect on any subsequent redemption determination dates.

If any redemption determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, such redemption determination date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be set forth in the applicable pricing supplement. If not redeemed on any redemption determination date (other than the final determination date), the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final determination date, the maturity date will be postponed to maintain the same number of business days between the final

General Terms of the Securities

determination date and the maturity date as existed prior to the postponement of the final determination date. As discussed below under “— Final Determination Date,” the calculation agent may postpone the final determination date if a market disruption event occurs or is continuing on a day that would otherwise be the final determination date. We describe market disruption events under “— Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Determination Date

If the Securities are not previously redeemed, the final determination date will be on the final determination date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final determination date — and, therefore, the Maturity Date — for the Securities be postponed by more than eight (8) trading days. A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final determination date will be the next following trading day.

Index Closing Value

Unless otherwise specified in the applicable pricing supplement, the index closing value of any underlying index on any trading day will be determined based on the index closing value of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined bythe calculation agent.

Market Disruption Event

The calculation agent will determine the index closing value on each redemption determination date, determination date and the final index value on the final determination date. As described above, any redemption determination date or determination date (including the final determination date) may be postponed, and thus the determination of the index closing value with respect to such redemption determination date, determination date or the final index value, as applicable, may be postponed if the calculation agent determines that, on any redemption determination date or determination date a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the new redemption determination date or determination date will be the first trading day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may waive its right to postpone a redemption determination date or determination date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the index closing value with respect to such redemption determination date or determination date. In no event, however, will a redemption determination date or determination date be postponed by more than eight (8) trading days.

If a redemption determination date or determination date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day with respect to that offering of Securities, that day will nevertheless be the date on which the index closing value with respect to such redemption determination date or determination date or the final index value, as applicable, will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of

General Terms of the Securities

the index closing value with respect to such redemption determination date or determination date or the final index value that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index;
➢	a change in the settlement price of any futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index;
➢	the underlying index is not published; or
➢	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging.”

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that

General Terms of the Securities

index and approves the substitute index as a successor index, then the calculation agent will determine the index closing values of the affected index, index performance factor, initial index value, downside threshold level, downside threshold level, final index value and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index has been changed at any time in any respect that causes the level of the underlying index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the index closing values of the underlying index, index performance factor, initial index value, final index value or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the underlying index that it believes are appropriate to ensure that the final index value used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the index closing values of the underlying index, index performance factor, initial index value, final index value and the amount payable at maturity or otherwise relating to the level of the underlying index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

General Terms of the Securities

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, payable in respect of the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you in respect of your Securities. That cost will equal:

➢	the lowest amount, as determined by the calculation agent in the manner described in the following paragraph, that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the scheduled two business days objection period for the last default quotation period. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

General Terms of the Securities

Manner of Payment

Any payment on the Securities upon an early redemption or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Payments

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a contingent payment date for the Securities will be the business day prior to the contingent payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the underlying index, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

Any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Determination Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, index adjustments, business days, trading days, redemption determination dates, determination dates, the default amount, the initial index value, the final index value, the downside threshold level, the downside threshold level, the contingent payment payable in respect of any contingent payment date and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index prior to and/or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the final determination date for your Securities. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or markets relating to the underlying index.

No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-15 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain Securities. The summary of the federal income tax considerations contained in the applicable pricing supplement or free writing prospectus supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or foreign currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a regulated investment company or a real estate investment company,
➢	a life insurance company,
➢	a tax exempt organization,
➢	a person that owns the Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the index constituents or underlying index,
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income

Supplemental U.S. Tax Considerations

tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons are authorized to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN A SECURITY ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES. THE RISK THAT THE SECURITIES WOULD BE RECHARACTERIZED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS INSTRUMENTS GIVING RISE TO CURRENT ORDINARY INCOME (EVEN BEFORE THE RECEIPT OF ANY CASH) AND SHORT-TERM CAPITAL GAIN OR LOSS (EVEN IF HELD FOR A PERIOD LONGER THAN ONE YEAR), IS GREATER THAN WITH OTHER INDEX-LINKED SECURITIES THAT DO NOT GUARANTEE FULL REPAYMENT OF PRINCIPAL.

Tax Treatment of Securities.

In the opinion of Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying index. The terms of the Securities require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the Internal Revenue Service (the “IRS”) and United States holders will be consistent with such treatment. In purchasing your Securities, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Securities will be so treated.

Tax Consequences to United States Holders

Treatment of Contingent Payments.  Although the tax treatment of the contingent payments is unclear, we intend to treat such contingent payments (including any contingent payment paid on or with respect to the maturity date or early redemption) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent payments be included in income when received and for accrual basis taxpayers when the right to, and amount of, such contingent payment is fixed.

Tax Treatment on Sale, Exchange, or Redemption.  Consistent with the tax characterization of the Securities set forth above, you should generally realize capital gain or loss on the sale, exchange, early redemption or redemption at maturity of your Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) at such time and your tax basis in the Securities. Your tax basis

Supplemental U.S. Tax Considerations

in a Security should generally be the price you paid for your Securities. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatment

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

For example, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any payments of contingent payments) on such deposit over the term of the Securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Securities are not redeemed, you may realize short term capital loss on the Maturity Date.

Alternatively, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixe-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, early redemption, or redemption at maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security and decreased by any payments of contingent payments. Any gain you recognize upon the sale, call, or redemption on maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the Securities as notional principal contracts or publishes future guidance requiring current economic accrual for contingent payments on forward or other derivative contracts, it is possible that a you could be required to accrue income over the term of the Securities in excess of payments on the contingent payment.

It is also possible that the contingent payments would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Securities and result in greater gain or small loss on the sale, exchange, call or redemption of your Securities.

Prospective investors in Securities should consult their tax advisors as to the tax consequences to them of purchasing Securities including any alternative characterizations and treatments.

Notice 2008-2

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation

Supplemental U.S. Tax Considerations

was also proposed in 2007 that if it had been enacted would have required holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is possible that any guidance or legislation that is adopted may extend to Securities such as described herein, in which case a United States holder may be required to accrue ordinary income over the term of the Securities in excess of any payments of contingent payments. Prospective investors should consult their tax advisors regarding any potential alternative characterizations of the Securities. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determines that some other treatment is more appropriate.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Recent Legislation

Medicare Tax on Net Investment Income.  Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. You should consult your tax advisor with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns for taxable years beginning after March 18, 2010, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting

In general, information returns will be filed with the IRS in connection with payments of proceeds from a sale, exchange or settlement of Securities. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of proceeds on the Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of the Securities effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, certain payments to domestic corporations may also have to be reported to the IRS.

Payment of the proceeds from the sale of the Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of the Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a “controlled foreign corporation” for U.S. federal income tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year: (i) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (ii) such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person. The amount of any backup withholding imposed on a payment to you may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

The U.S. federal income tax treatment of the contingent payments is unclear. We currently do not intend to withhold any tax on any contingent payment made to a Non-U.S. holder that provides us with a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). Furthermore, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject Non-United States holders to U.S. federal withholding tax on any deemed income accrual from the Securities.

Supplemental U.S. Tax Considerations

In general, gain realized on the sale, exchange, early redemption or retirement of the Securities by a Non-United States holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the Non-United States holder in the United States, or
➢	the Non-United States holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the Securities by the Non-United States holder is described in either of the two preceding bullet points, the Non-United States holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Further, we will not attempt to ascertain whether the issuer of any of the index constituents constitutes would be treated as a “United States real property holding corporation'' within the meaning of section 897 of the Code. If the issuer of one or more of such index constituents were so treated, certain adverse U.S. federal income tax consequences could possibly apply.

Section 871(m).  Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to proposed Treasury regulations, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2014, and certain pass-thru payments made after December 31, 2016. If the proposed Treasury Department regulations are finalized in their current from, this withholding tax would not be imposed on payments pursuant to obligations that are outstanding on January 1, 2013 (and are not materially modified after December 31, 2012). If, however, withholding is

Supplemental U.S. Tax Considerations

required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

If you are not a United States holder, you should consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-33, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.